UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2024

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        2001 Theurer Boulevard, Winona, Minnesota         55987-1500
(Address of principal executive offices)             (Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 11, 2024, Mr. Jeffery M. Watts was appointed by the Board of Directors (the 'Board') of Fastenal Company (the 'Company') to the position of President and Chief Sales Officer, effective on August 1, 2024 (the 'Effective Date'), assuming the role of President from Mr. Daniel L. Florness who will be voluntarily vacating the President position on the Effective Date. Mr. Florness will continue to serve as the Chief Executive Officer of the Company and a member of the Board.
Mr. Watts will continue in his role as the Company's Chief Sales Officer, which he has held since May 2023, and will assume the additional role of President on the Effective Date. Serving as the Chief Sales Officer, Mr. Watts' responsibilities include establishing priorities, setting goals, and providing guidance and oversight concerning the global sales activities of the Company. From December 2016 to April 2023, Mr. Watts was the Company's Executive Vice President – International Sales. From March 2015 to December 2016, Mr. Watts was the Company's Vice President – International Sales. From June 2005 to February 2015, he served as Regional Vice President of the Company's Canadian region. Prior to June 2005, Mr. Watts served in various sales leadership roles at the Company. Mr. Watts joined the Company on February 5, 1996.
In his role as President and Chief Sales Officer of the Company, Mr. Watts will be paid an annual base salary in 2024 (adjusted and pro-rated for his partial year of service as President) of $550,000, and will receive a bonus for each quarter in 2024, commencing with the quarter ended September 30, 2024, equal to 1.25% of the amount by which the Company's pre‑tax earnings for that quarter exceed 100% of the Company's pre‑tax earnings for the comparable quarter in 2023. No additional supplemental bonus under the Company's Return on Asset Plan will be extended to Mr. Watts in connection with this appointment. Also, no additional stock options will be granted to Mr. Watts at this time in connection with his appointment of the role of President (retaining his option grants as Chief Sales Officer), but he will be entitled to receive stock options commensurate with this role in 2025.
Mr. Watts' role as President and Chief Sales Officer of the Company will expire concurrently with the expiration of the term of office of the Company's other executive officers. There are no arrangements or understandings between Mr. Watts and any other person or persons (other than the directors of the Company acting in their capacity as such) pursuant to which he was selected as the President and Chief Sales Officer of the Company. Mr. Watts is not related to any of our other executive officers or directors. There are no current or proposed transactions in which Mr. Watts, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S‑K promulgated by the Securities Exchange Commission.
Item 7.01. Regulation FD Disclosure.
On July 12, 2024, the Company issued a press release disclosing the events described in Item 5.02 above, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press release dated July 12, 2024

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

July 12, 2024	By:	/s/ Holden Lewis
(Date)		Holden Lewis Senior Executive Vice President and Chief Financial Officer